State of Delaware
Certificate of Amendment
Of Certificate of Incorporation

NACCO Industries, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: This Certificate of Amendment (“Certificate of Amendment”) amends the provisions of the Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on June 1, 1987 (the “Restated Certificate of Incorporation”).

SECOND: That the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment of the Restated Certificate of Incorporation and declaring said amendment to be advisable.

THIRD: That the Restated Certificate of Incorporation be amended by changing the Article thereof numbered “Seventh” so that, as amended, said Article shall read in its entirety as follows:

SEVENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware and any other applicable laws currently or hereafter in effect, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer with respect to any acts or omissions in the performance of his or her duties as a director or officer of the Corporation. Solely for purposes of this Article Seventh, “officer” shall have the meaning provided in Section 102(b)(7) of the General Corporation Law of the State of Delaware or any amendment or successor provision thereto. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to the effectiveness of such amendment or repeal.

FOURTH: This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: All other provisions of the Restated Certificate of Incorporation shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this twenty-third day of July, 2024.

NACCO INDUSTRIES, INC.

By: /s/ Matthew Dilluvio
Name: Matthew Dilluvio
Title: Assistant Secretary

[Signature Page to Certificate of Amendment of Certificate of Incorporation]